Exhibit 10.2
EMPLOYEE STOCK OPTION AGREEMENT
THIS EMPLOYEE STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement,” is made effective as of the [●] day of [●], [●] (the “Date of Grant”), between American Equity Investment Life Holding Company (the “Company”) and [●] (the “Optionee”).
The Company hereby grants an option to purchase up to [●] shares of common stock of the Company, $1.00 par value per share (“Stock”), to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement, and the Amended and Restated Equity Incentive Plan, adopted by the Company effective June 4, 2020 (the “Plan”), the terms and definitions of which are incorporated herein, unless the context implies otherwise.
1.Option Price. The option price is $[●] for each Share, the price being at least 100% of the fair market value of a Share of the Stock on the date of the grant of this Option. This Option is a Non-qualified Stock Option.
2.Exercise of Option, Vesting Schedule, Performance Objective, Terminations and Change in Control. This Option is granted for a ten (10) year term and, therefore, may not be exercised after the expiration of ten (10) years from the date that it is granted. This Option shall become exercisable at any time subject to the terms of this Agreement and applicable law.
(a)Vesting Schedule and Performance Objective. This Option shall vest on the schedule listed below on attainment of an average AEL stock price of $[●] (“Performance Objective”). The Performance Objective will be attained if, within five years of the Date of Grant, for a period of thirty (30) consecutive calendar days, the volume-weighted average closing price per share of the Company’s Stock is $[●] or more.
(i)[●]% of the Stock subject to the Option will vest on the later of: (A) the first anniversary of the Date of Grant or (B) the date the Performance Objective is met.
(ii)The remaining [●]% of the Stock subject to the Option will vest one calendar year from the date when the vesting first occurred under 2(a)(i) above.
(b)Terminations. Should the Optionee be terminated, then Optionee will forfeit all unvested Option rights under this Agreement. Notwithstanding the prior sentence, if the Optionee’s employment ends due to death, Disability or Retirement (as defined under the Plan), then the Optionee will not forfeit this Option and will continue to have the opportunity to have this Option become fully vested and exercisable on the dates specified in paragraph 2 of this Agreement. Additionally, if: (i) the Optionee’s employment ends due to a termination initiated by the Company other than for Cause (each as defined in the Plan) or for Optionees with a Change in Control Agreement, termination is initiated by the Optionee for Good Reason (as defined in the Optionee’s Change in Control Agreement) and (ii) the Company has offered the Optionee an agreement in connection with their separation, and (iii) that agreement has been fully executed and become final under applicable law, then then the Optionee will not forfeit this Option and will continue to have the opportunity to have this Option become fully vested and exercisable on the dates specified in paragraph 2 of this Agreement.
(c)Change in Control. In the event of a Change in Control, this Option shall be treated in accordance with Section 10.1 and Section 10.2 of the Plan.
3.Right to Exercise, Restrictions on Exercise and Method of Exercise. This Option shall be exercisable during the term of the Option, by the Optionee:
(a)While the Optionee is an employee of the Company, or within sixty (60) days of the termination of Optionee as an employee or within 120 days of any termination meeting the requirements of (i) through (iii) set forth above in paragraph 2(b); or, in the event Optionee’s employment by the Company is terminated because of disability, as that term is defined in Code Section 105(d)(4), the Option privileges, with respect to the Shares purchasable by the Optionee as of the date that the Optionee terminated, may be exercised by the Optionee within one (1) year after the date of termination of the Optionee’s employment by the Company. However, nothing contained within this statement shall be construed to extend the ultimate term of this Option beyond the period of time set out above in paragraph 2.

(b)If the Optionee should die during the option period while employed by the Company, the option privileges may be exercised in full by the legal representative of the Optionee’s estate, or by the person or persons to whom the Optionee’s rights under the Option shall have passed by will or the laws of descent and distribution within one (1) year after the Optionee’s date of death. However, nothing contained within this statement shall be construed to extend the ultimate term of this Option beyond the period of time set out above in paragraph 2.
(c)Restrictions on Exercise. The minimum number of Shares for which this Option may be exercised is 100 Shares. In addition, as a condition to the Optionee’s exercise of this option, the Company may require the person exercising this Option to execute any buy-sell agreement in effect between the Company and its shareholders and to make such representations or warranties to the Company as may be required by applicable law or regulation.
(d)Method of Exercise. This Option shall be exercisable by a written notice which shall:
(i)State the election to exercise the Option, the number of Shares in respect of which it is being exercised (which may be no less than 100 Shares), the person in whose name the stock certificate for such Shares of Stock is to be registered, the person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);
(ii)Contain such representations and agreements as to the holder’s investment intent with respect to such Shares of Stock as may be satisfactory to the Company’s counsel; and
(iii)Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any persons other than the Optionee, be accompanied by proof satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.
In accordance with applicable federal, state and/or local tax withholding requirements, the Company shall withhold from Optionee’s compensation the required amounts. Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares of Stock otherwise issuable to the Optionee valued at Fair Market Value on Date of Exercise, or (iii) delivering to the Company already owned and unencumbered Shares of Stock valued at Fair Market Value on Date of Exercise.
(e)Payment of Option Price. Payment of the aggregate Option Price for the Shares of Stock with respect to which an Option is being exercised shall be made by the Optionee in one of the following manners:
(i)Cash, certified or bank cashier check, or wire transfer, delivered with the notice of exercise as soon as practicable thereafter;
(ii)By delivery (including constructive delivery) to the Company of Shares of Stock having an aggregate Fair Market Value on the Date of Exercise equal to the aggregate Option Price; or
(iii)By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares of Stock and promptly deliver cash to the Company.
4.No Transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee and after Optionee’s death by the legal representative of the Optionee’s estate or by the person or persons to whom the Optionee’s rights under the Option passed by will or the laws of descent and distribution. This Option shall not be pledged or hypothecated in any way and shall not be subject to executive, attachment of similar process except with the express consent of the Committee.
5.Adjustments:
(a)Whenever a stock split, stock dividend or other relevant change in capitalization of the Company occurs, (i) the number of Shares that can thereafter be purchased and the option price per Share under each Option that has been granted and not exercised, and (ii) the number of Shares used in determining whether a particular Option is grantable thereafter shall be appropriately adjusted.

(b)In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise Optionee’s Option as to all or any part of the Shares covered thereby, including Shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.
(c)Adjustments and determinations under this paragraph 5 shall be made by the Company’s Board of Directors, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.
6.Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address, and shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, attention of the Secretary. Each notice to the Optionee or other person or person then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by written notice to that effect.
7.Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heir, legal representatives and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee’s heirs, legal representatives, or successors may have in respect to the Plan or any options or Stock granted or issued thereunder whether to the Optionee or to any other person.
8.Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company. Any determination made hereunder shall be final, binding, and conclusive for all purposes.
IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed effective as of the day, month and year first above written.

AMERICAN EQUITY INVESTMENT	OPTIONEE
LIFE HOLDING COMPANY

By:
Its:

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